EXHIBIT 10(e)





                     BRIDGEPORT HYDRAULIC COMPANY


                            ---------------
                            Note Agreement
                            ---------------


                     Dated as of January 24, 1991


                              $20,000,000

                9.55% Senior Notes due February 1, 2021

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                           TABLE OF CONTENTS


SECTION 1.   PURCHASE AND SALE OF NOTES . . . . . . . . . . . .1

             1.1  Issue of Notes. . . . . . . . . . . . . . . .1

             1.2  The Closing.  . . . . . . . . . . . . . . . .1

             1.3  Representations and Closing Conditions. . . .1

SECTION 2.   PAYMENTS . . . . . . . . . . . . . . . . . . . . .2

             2.1  Required Payments.  . . . . . . . . . . . . .2

             2.2  Optional Prepayments. . . . . . . . . . . . .2

             2.3  Partial Payment Pro Rata. . . . . . . . . . .4

SECTION 3.   INFORMATION AS TO COMPANY  . . . . . . . . . . . .4

             3.1  Financial and Business Information. . . . . .4

             3.2  Officer's Certificates  . . . . . . . . . . .6

             3.3  Inspection. . . . . . . . . . . . . . . . . .6

SECTION 4.   COMPANY BUSINESS COVENANTS . . . . . . . . . . . .6

             4.1  Funded Debt.  . . . . . . . . . . . . . . . .7

             4.2  Liens and Encumbrances. . . . . . . . . . . .7

             4.3  Distributions and Restricted Investments. . .9

             4.4  Sale of Property and Subsidiary Stock.  . . .9

             4.5  Merger and Consolidation  . . . . . . . . . .11

             4.6  Transactions with Affiliates; Restricted
                   Subsidiaries.  . . . . . . . . . . . . . . .11

             4.7  Nature of Business. . . . . . . . . . . . . .12

             4.8  Insurance.  . . . . . . . . . . . . . . . . .12

             4.9  Maintenance, Etc. . . . . . . . . . . . . . .12

             4.10 Records.  . . . . . . . . . . . . . . . . . .12

             4.11 Incorporation.  . . . . . . . . . . . . . . .12

             4.12 Compliance with Laws. . . . . . . . . . . . .12

             4.13 Payment of Expenses; Indemnification, Etc.. .13

             4.14 Taxes.  . . . . . . . . . . . . . . . . . . .14

             4.15 ERISA.  . . . . . . . . . . . . . . . . . . .14

             4.16 Sale and Leaseback of Property. . . . . . . .15

             4.17 First Mortgage Bonds. . . . . . . . . . . . .16

             4.18 DPUC Approval.  . . . . . . . . . . . . . . .16

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SECTION 5.   DEFAULT  . . . . . . . . . . . . . . . . . . . . .16

             5.1  Nature of Default.  . . . . . . . . . . . . .16

             5.2  Default Remedies. . . . . . . . . . . . . . .17

SECTION 6.   INTERPRETATION OF THIS AGREEMENT.  . . . . . . . .18

             6.1  Terms Defined.  . . . . . . . . . . . . . . .18

             6.2  Accounting Principles.  . . . . . . . . . . .27

             6.3  Directly or Indirectly. . . . . . . . . . . .27

             6.4  Governing Law.  . . . . . . . . . . . . . . .27

             6.5  Rank. . . . . . . . . . . . . . . . . . . . .27

             6.6  Section Headings and Table of Contents. . . .27

SECTION 7.   PURCHASER'S SPECIAL RIGHTS . . . . . . . . . . . .27

             7.1  Direct Payment. . . . . . . . . . . . . . . .27

             7.2  Issue Taxes.  . . . . . . . . . . . . . . . .28

             7.3  Note Register.  . . . . . . . . . . . . . . .28

             7.4  Exchange of Notes.  . . . . . . . . . . . . .28

             7.5  Replacement of Notes. . . . . . . . . . . . .28

SECTION 8.   MISCELLANEOUS  . . . . . . . . . . . . . . . . . .29

             8.1  Notices.  . . . . . . . . . . . . . . . . . .29

             8.2  Reproduction of Documents.  . . . . . . . . .29

             8.3  Purchase for Investment; ERISA. . . . . . . .30

             8.4  Successors and Assigns. . . . . . . . . . . .30

             8.5  Amendment and Waiver; Acquisition of Notes. .30

             8.6  Duplicate Originals.  . . . . . . . . . . . .31

             8.7  Payments Due on Holidays. . . . . . . . . . .31

Attachment A - Payment and Communications
Attachment B - 9.55% Senior Notes Due February 1, 2021
Attachment C - Warranties and Representations
Attachment D - Closing Conditions
Attachment E - Description of Company Counsel's Closing Opinion
Attachment F - Description of Special Counsel's Closing Opinion
Attachment G - Designated Real Property
Attachment H - Restricted Subsidiaries



                                 -ii-
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                     BRIDGEPORT HYDRAULIC COMPANY

                            835 Main Street

                  Bridgeport, Connecticut 06601-2353


             ---------------------------------------------

                            NOTE AGREEMENT

                             $20,000,000

                9.55% Senior Notes due February 1, 2021

             ---------------------------------------------

                                                      January 24, 1991



To each of the institutions listed
on Attachment A:



Dear Purchaser:



     BRIDGEPORT HYDRAULIC COMPANY, a Connecticut corporation (the

"Company"), hereby agrees with you as follows:



SECTION 1.     PURCHASE AND SALE OF NOTES



1.1  Issue of Notes.



     The Company will authorize the issue of $20,000,000 principal amount of its 9.55% Senior Notes due February 1, 2021 (the "Notes").

The Notes will be in the form of the Notes set out in Attachment B.



1.2  The Closing.



     The Company agrees to sell to you and you agree to purchase from the Company, in accordance with the provisions of this Agreement, the principal amount of the Notes shown opposite your name on Attachment

A, at par.  The closing of your purchase will be held at 10:00 a.m. on

January 24, 1991 or such other date as shall have been agreed to by you and the Company (the "Closing Date") at the offices of Whitman &

Ransom, Greenwich, Connecticut.  On the Closing Date, the Company will deliver to you a Note or Notes, as applicable, in the principal amount or amounts of your purchase or purchases, dated the Closing Date and payable to you, against payment in immediately available funds.



1.3  Representations and Closing Conditions.



     To induce you to enter into this Agreement and to purchase the

Notes, the Company makes the warranties and representations set


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forth in Attachment C, effective as of the date of the Company's execution of this Agreement.  Your obligation to purchase the Notes at the closing is subject to the satisfaction of all of the conditions precedent listed in Attachment D.



SECTION 2.     PAYMENTS



2.1  Required Payments.



     Until the Notes are paid in full, the Company will pay interest on the unpaid principal amount of the Notes from the date of the Note at the rate of 9.55% per annum, payable semi-annually on the first day of August and of February in each year, commencing August 1, 1991.

The entire outstanding principal amount and interest shall be due and payable on the maturity date of the Notes.



2.2  Optional Prepayments.



     (a)  The Company shall have the option, at any time on or after

February 1, 2001 and from time to time, of prepaying the Notes, either in whole or in part, by payment of the designated principal amount to be prepaid with interest accrued to the date of prepayment, together with the Make Whole Premium Amount attributable to the amount of such prepayment.


     (b)  In case:


                (i)  at any time, the Company shall have requested in

          writing the consent of each holder of the Notes for the

          Company or any Subsidiary to take any action otherwise

          prohibited or restricted by Sections 4.1 through 4.7 or 4.16 hereof, solely in order to permit the Company or such

          Subsidiary to take such action and not in whole or in part,

          directly or indirectly, for the purpose of prepaying the

          Notes or any part thereof, and shall have furnished to the holders of the Notes at the time outstanding such

          information with respect to such action as any such holder may reasonably request; and



               (ii)  within 45 days after the mailing of such request, the

          Company shall not have received the written consent to such action of the holders of at least 66-2/3% in aggregate

          principal amount of all Notes at the time outstanding

          (excluding Notes owned by the Company and its Affiliates),

          and if such action is a sale by the Company of its

          properties as an entirety or substantially as an entirety,

          or a consolidation or merger to which the Company is to be a party, then, in any such event, at the time of giving notice of prepayment as provided in Section 2.2(d), the Company

          shall have on hand a bona fide proposal for such sale,

          consolidated or merger;

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     Then, notwithstanding Sections 4.1 through 4.7 or 4.16, the

Company may take any such action within 195 days of such request if the Company gives the notice provided in Section 2.2(d) and,

concurrently with the consummation of such action, prepays in full the

Notes held by all holders who shall not have so given their consent,

such prepayment to be made at the principal amount of the Notes so prepaid, together with interest accrued to the date of prepayment and the Make Whole Premium Amount attributable to such prepayment;

provided that if such action is not consummated within 195 days after
--------
the request, such prepayment may not be made by the Company and the principal amount of the Notes specified for such prepayment in the notice thereof shall not, by reason of such notice, mature and become due and payable on the date fixed for such prepayment.  If such action involves a merger or consolidation in which the Company is not the surviving corporation, or is a sale by the Company of its properties as an entirety or substantially as an entirety, then for the purposes of subdivision (ii) of this Section 2.2(b), the consent of any holder of the Notes shall be conditioned upon the effective assumption by the purchasing or surviving Person, as the case may be, of all of the

Company's obligations under this Agreement and the Notes in accordance with the terms hereof and thereof.



     (c)  In case the Company shall elect to rely on the last

paragraph of Section 4.4 in the event of a sale, lease, transfer or other disposition of any Property, then (unless the Consolidated

Funded Debt to be prepaid pursuant to such clause had been directly secured by the sold, leased, transferred or disposed of assets and such security interest was not incurred by the Company in anticipation of such sale, lease, transfer or disposition) the Company shall mail a notice of such election at least 45 days prior to the date the Company intends to use the proceeds of such sale, lease, transfer or other disposition in accordance with Section 4.4 to reduce outstanding

Consolidated Funded Debt.  In such case each holder of Notes shall have the option, exercisable by written notice to the Company within

30 days of the mailing of the Company's notice, to require prepayment of the Notes held by such holder at the principal amount of the Notes to be prepaid, without premium, together with interest accruing to the date of prepayment, on a pro rata basis with the Consolidated Funded

Debt being paid.



     (d)  The Company will give notice of any optional prepayment of the Notes to each holder of Notes at least 5 days before the date fixed for prepayment, specifying (1) such date, (2) the principal amount of the Notes and of such holder's Notes to be prepaid on such date, and (3) the Make Whole Premium Amount, if any, and accrued interest applicable to the prepayment.

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2.3  Partial Payment Pro Rata.



     If there is more than one Note outstanding, the principal amount of each optional partial payment of the Notes (except a prepayment of some, but not all, of the Notes under Section 2.2(b) or 2.2(c)) will be allocated among the Notes at the time outstanding in proportion, as nearly as practicable, to the respective outstanding principal amounts of the Notes.


SECTION 3.     INFORMATION AS TO COMPANY



3.1  Financial and Business Information.



     The Company will deliver to you, if at the time you or your nominee holds any Notes (or if you are obligated to purchase any

Notes), and to each other holder of outstanding Notes:



     (a)  Quarterly Statements - within 45 days after the end of each
          --------------------
of the first three quarterly fiscal periods in each fiscal year of the

Company, two copies of



                (i)  balance sheets of the Company and of each Restricted

     Subsidiary as at the end of such quarter; and



               (ii)  statements of income, shareholder's equity, and cash flows (or changes in financial position if applicable) of the

     Company and of each Restricted Subsidiary for the portion of the fiscal year ending with such quarter



accompanied by a certificate signed by the principal financial officer of the Company stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles or the Company's standard accounting principles, in either case consistently applied, except as set forth in such certificate;


     (b)  Annual Statements - within '90 days after the end of each
          -----------------
fiscal year of the Company, four copies of:



          (i)  a balance sheet of the Company and of each Restricted

          Subsidiary as at the end of that year, and



                (ii)  statements of income, shareholder's equity, and cash flows (or changes in financial position if applicable) of

          the Company and of each Restricted Subsidiary for that year,



setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by an opinion of a firm of independent certified public accountants of recognized national

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standing stating that such financial statements present fairly the financial condition of the companies being reported upon and have been prepared in accordance with generally accepted accounting principles or the accounting requirements of the DPUC, in either case

consistently applied (except for changes in application in which such accountants concur);



     (c)  SEC and Other Reports - promptly upon their becoming
          ---------------------
available, one copy, if any, of each periodic report (including Form

8-K, 10-K and 10-Q), proxy statement and registration statement or prospectus relating to Securities of THC filed with or delivered to any securities exchange, the Securities and Exchange Commission or any successor agencies;


     (d)  Notice of Event of Default - immediately upon becoming aware
          --------------------------
of the existence of any Event of Default, a written notice describing its nature;



     (e)  Notice of Claimed Default - immediately upon becoming aware
          -------------------------
(i) that the holder of any Note or of any bank debt or other Security of the Company or any Restricted Subsidiary has given notice (or taken any other action) with respect to a claimed default, breach, Event of

Default, or (ii) of any claim, action, or administrative proceeding pending or to the knowledge of the Company or any Restricted

Subsidiary, threatened against or affecting the Company or any

Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which would, if adversely determined, materially and adversely affect the Properties, business,

franchises, prospects, or financial condition of the Company and any

Restricted Subsidiaries, taken as a whole, the rates to be charged by the Company or any Utility Subsidiary or the valuation of the

Company's or such Utility Subsidiary's Properties for rate-making purposes, or the ability of the Company to perform this Agreement or the Notes, a notice describing the notice given (or action taken) and the nature of the claimed default, breach, or Event of Default or the claim, action or administrative proceeding pending or threatened; and



     (f)  Notice of Regulatory Action - promptly upon receipt thereof,
          ---------------------------
copies of any notices received from Federal or state regulatory agencies relating to an order, ruling, statute, other law or information which would materially and adversely affect the

Properties, business, franchises, prospects, or financial condition of the Company and any Restricted Subsidiaries, taken as a whole, the rates to be charged by the Company or any Utility Subsidiary or the valuation of the Company's or such or Utility Subsidiary's Properties for rate-making purposes, or the ability of the Company to perform this Agreement or the Notes;

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     (g)  Accounting Reports - promptly after receipt, copies of any
          ------------------
report as to material inadequacies in accounting controls submitted by independent accountants in connection with any audit of the Company or any Restricted Subsidiary; and



     (h)  Requested Information - with reasonable promptness, any
          ---------------------
other data and information which may be reasonably requested from time to time.



3.2  Officer's Certificates.



     With each set of financial statements delivered pursuant to

Section 3.1(a) or 3.1(b), the Company will deliver a certificate signed by its principal financial officer or its Treasurer and setting forth:


     (a)  Covenant Compliance - the information required in order to
          -------------------
establish compliance with Section 4 during the period covered by the income statements then being furnished; and



     (b)  Event of Default - that the signer has reviewed the relevant
          ----------------
terms of this Agreement and has made, or caused to be made, under the signer's supervision, a good faith review of the transactions and conditions of the Company and its Subsidiaries during the period covered by the income statements then being furnished and that the review has not disclosed the existence of any Event of Default or, if an Event of Default exists, describing its nature.



3.3  Inspection.



     The Company will permit your representatives, while you or your nominee holds any Note, or the representatives of any other holder of the Notes, at your or such holder's expense, to visit and inspect any of the Properties of the Company or any Restricted Subsidiary, to

examine and make copies and extracts of all their books of account,

records, reports and other papers, and to discuss their respective affairs, finances and accounts with their respective officers,

employees with management duties and independent public accountants,

all at reasonable times and as often as may be reasonably requested to the extent you or such holder may deem necessary to familiarize yourself or themselves, as the case may be, with the financial condition of the Company.


SECTION 4.     COMPANY BUSINESS COVENANTS



     The Company covenants that on and after the date of this

Agreement until the Notes are paid in full:

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4.1  Funded Debt.



     Neither the Company nor any Restricted Subsidiary will become liable for or permit any of its Property to become subject to any

Funded Debt or Guaranty of Funded Debt (other than Funded Debt and

Guaranties of Funded Debt to the Company or any Restricted Subsidiary,

the Notes and existing Funded Debt or Guaranties of Funded Debt as of the Closing Date or any renewals, extensions and refinancings of

Funded Debt or Guaranties of Funded Debt), if immediately after giving effect thereto, Consolidated Funded Debt would exceed 66-2/3% of

Consolidated Total Capitalization.



4.2  Liens and Encumbrances.



     Neither the Company nor any Restricted Subsidiary will (a) cause or permit or (b) agree or consent to cause or permit in the future

(upon the happening of a contingency or otherwise), any of its

Property (other than Designated Real Property), whether now owned or subsequently acquired, to be subject to Lien unless the Notes will be secured equally and ratably with all other obligations secured thereby, except:



          (1)  Liens securing the payment of taxes, assessments or

          governmental charges or levies or the demands of suppliers,

          mechanics, carriers, warehousers, landlords and other like

          Persons, provided that all claims which the Liens secure are not yet due or are being actively contested in good faith

          and by appropriate proceedings;



          (2)  Liens incurred or deposits made (A) in the ordinary

          course of business (including leases, zoning restrictions,

          easements and similar title exceptions or encumbrances) that are not incurred in connection with the borrowing of money,

          provided such Liens do not materially interfere with the

          conduct of the business of the Company and its Subsidiaries taken as a whole, (B) in connection with worker's

          compensation, unemployment insurance, social security and

          other like laws which are not currently dischargeable, or

          (C) to secure the performance of letters of credit, bids,

          tenders, sales contracts, leases, statutory obligations,

          surety, appeal and performance bonds and other similar

          obligations or transactions;



          (3)  attachment, judgment and other similar Liens arising in connection with court or administrative proceedings,

          provided that the Company or the Restricted Subsidiary (A)

          attempts in good faith to stay the execution and

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          enforcement of such Liens and (B) all claims which the Liens secure are being actively contested in good faith and by appropriate proceedings;


          (4)  Liens on Property of the Company or a Restricted

          Subsidiary, provided that they secure only obligations to

          the Company or a Subsidiary;



          (5)  existing Liens at the Closing Date, including the Lien of the Mortgage;



               (6)  (i)  any Lien on Property or on rights relating thereto acquired, constructed or improved by the Company or a

               Restricted Subsidiary after the date of this Agreement

               to secure any rights granted with respect to such

               Property in connection with the provision of all or a

               part of the purchase price or the cost of acquisition,

               construction or improvement of such Property, which

               Lien is created contemporaneously with, or within

               18 months after, such acquisition or the completion of

               such construction or improvement, or



               (ii) any Lien on Property existing on such Property at

               the time of acquisition thereof by the Company or a

               Restricted Subsidiary, or



               (iii)     any Lien existing on the Property of a Person

               at the time such Person becomes a Restricted

               Subsidiary, or



               (iv) any Lien on Property or the capital stock of a

               Subsidiary created at the time of its acquisition by

               the Company or a Restricted Subsidiary to secure all or

               a part of the purchase price;



          (7)  Inchoate Liens arising under ERISA;



          (8)  Liens incurred in connection with industrial revenue

          bonds, pollution control bonds, water facility bonds or

          similar financings;



          (9)  Liens securing pledges, deposits, performance bonds or similar security interests not incurred in connection with the borrowing of money;



          (10) Liens securing any Debt of any Utility Subsidiary; or

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          (11) Liens granted in connection with a refinancing

          permitted hereunder, if the Property subject to such Lien

          was subject to a permitted Lien immediately prior to such

          refinancing and the new Lien does not secure a higher amount of debt than did the prior Lien.



     If any Property is subjected to a Lien in violation of this

Section, the Notes shall have the benefit, to the full extent that,

and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the

Notes, except where the effect thereof would in any way limit a

Noteholder's rights under this Agreement.  Such violation of this

Section shall constitute, on the terms set forth in Section 5.1, an

Event of Default hereunder, whether or not any such provision is made pursuant to this Section.



4.3  Distributions and Restricted Investments.



     Neither the Company nor any Restricted Subsidiary will declare,

make or incur any liability to make any Distribution or acquire any

Restricted Investment if, immediately after giving effect thereto, the sum of such Distributions and Restricted Investments would exceed the amount obtained by adding (a) Consolidated Net Income accumulated after September 30, 1990, plus (b) $16,000,000, plus (c) the net cash proceeds received by the Company after September 30, 1990 from the issuance of additional shares of capital stock, or other Securities subsequently converted into capital stock, plus (d) the net cash received by the Company after September 30, 1990 as a capital contribution from THC, plus (e) repayments to the Company or its

Restricted Subsidiaries of any loans, advances, or investments which constituted Restricted Investments.



4.4  Sale of Property and Subsidiary Stock.



     Except as permitted by Section 4.5, neither the Company nor any

Restricted Subsidiary will (a) sell, lease or otherwise transfer all or a substantial part of its Property (by merger, consolidation or otherwise); or (b) permit any Restricted Subsidiary to issue or transfer any shares of its stock or any other Securities exchangeable or convertible into its stock (such stock and other Securities being called "Subsidiary Stock" below), if the effect would be to reduce the direct or indirect proportionate interest of the Company in the outstanding Subsidiary Stock of the Restricted Subsidiary whose shares are the subject of the transaction; provided that these restrictions do not apply to:

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     (1)  the sale, lease, transfer or other disposition of Property

(other than Subsidiary Stock) in the ordinary course of business;



     (2)  any such transaction if the following conditions are met:



          (a)  the aggregate net book value of such Property and all other Property disposed of by the Company and its Restricted

     Subsidiaries (other than as permitted by any other provision of this Section 4.4) during any fiscal year does not exceed 15% of

     Consolidated Total Assets at the time of such disposition (in computing the net book value of Property disposed of during any fiscal year, any sale, lease, transfer or other disposition by the Company or a Restricted Subsidiary of Property shall be excluded to the extent that the net proceeds of such disposition are used to acquire, construct or improve other Property); and



          (b)  if the Property to be sold, leased, transferred, or

     otherwise disposed of is an interest in a Restricted Subsidiary,

     such disposition may be made only if the Restricted Subsidiary proposed to be sold, leased, transferred or otherwise disposed of has no continuing investment in any other Restricted Subsidiary not being simultaneously disposed of, or in the Company;



          (3)  the sale, lease, transfer or other disposition of any such assets by the Company or a Restricted Subsidiary to the

     Company or any other Restricted Subsidiary;



          (4)  the sale, lease, transfer or other disposition by the

     Company or a Restricted Subsidiary of Property as a result of condemnation or the exercise of the right of eminent domain or in anticipation or threat of such action;



          (5)  the sale, lease, transfer or other disposition of all or any portion of Designated Real Property; or



          (6)  the issue of directors' qualifying shares.



     Notwithstanding any other provision herein to the contrary, the

Company or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any of such assets if it offers to apply the net proceeds of such sale, lease, transfer or other disposition to reduce outstanding Consolidated Funded Debt at par; provided, however, that if the Company proposes to use the

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proceeds of such sales, leases, or transfers to reduce

any outstanding Consolidated Funded Debt other

than the Notes, then each holder of the Notes shall have the option pursuant to Section 2.2(c) to require prepayment of the Notes held by such holder, without premium, on a pro rata basis with the

Consolidated Funded Debt being paid, unless and to the extent such

Consolidated Funded Debt had been directly secured by the sold,

leased, transferred or disposed of assets and such security interest was not incurred by the Company or such Restricted Subsidiary in anticipation of such sale, lease transfer, or disposition.



4.5  Merger and Consolidation.



     Neither the Company nor any Restricted Subsidiary will be a party to any merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property (other than a merger or consolidation with or sale to the Company or a Restricted Subsidiary),

provided that (i) the Company may merge or consolidate with another
--------
Person and may sell, lease or otherwise transfer all or substantially all of its Property as an entirety to another Person if the surviving or acquiring Person: (A) is organized under the laws of the United

States or a jurisdiction thereof , (B) expressly assumes the covenants and obligations in the Notes and this Agreement, (C) could,

immediately after giving effect to the transaction, incur at least

$1.00 of additional Funded Debt pursuant to Section 4.1, and (D) would not, immediately after giving effect to the transaction, be in default of any covenants under this Agreement, and (ii) a Restricted

Subsidiary may be a party to a merger or consolidation or sell, lease or otherwise transfer all or substantially all of its Property as an entirety, provided that, immediately after giving effect to the transaction, (A) the surviving or acquiring Person would be a

Restricted Subsidiary and (B) the Company would not be in default of any covenant under this Agreement.



4.6  Transactions with Affiliates; Restricted Subsidiaries.


     Neither the Company nor any Restricted Subsidiary will enter into any transaction (including the purchase, sale or exchange of Property or the rendering of any service) with any Affiliate, except in the ordinary course of business and upon fair and reasonable terms which,

taken as a whole, are fair to THC and its Subsidiaries, provided, that
                                                        --------
any such transaction would not materially and adversely affect the properties, business, franchises, prospects or financial condition of the Company and any Restricted Subsidiaries, taken as a whole.  Each

Restricted Subsidiary will be maintained as a Restricted Subsidiary unless otherwise permitted by Section 4.4 or 4.5 or in the definition of "Restricted Subsidiary."

4.7  Nature of Business.



     The Company shall not, and shall not permit any Restricted

Subsidiary which is a Restricted Subsidiary on the date hereof, to engage in any business if, as a result, the Company and such

Restricted Subsidiaries, taken as a whole, would not be engaged primarily in substantially the same lines of business as are engaged in by the Company and its Restricted Subsidiaries on the date hereof.



4.8  Insurance.



     The Company shall and shall cause each Restricted Subsidiary to maintain insurance with responsible insurance companies in such amount and against such risks as is customarily and reasonably carried by owners of similar business and property, and the Company will furnish you and any other holder of outstanding Notes, upon request, with full information as to the insurance carried.



4.9  Maintenance, Etc.



     The Company will maintain, preserve and keep, and will cause each

Restricted Subsidiary to maintain, preserve and keep, its Properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements,

renewals and additions so that at all times the efficiency thereof shall be maintained, except as may otherwise be permitted under

Section 4.4 or 4.5.



4.10 Records.



     The Company shall and shall cause each Subsidiary to keep and maintain full and accurate accounts and records of its operations to enable the Company to prepare financial statements in accordance with generally accepted accounting principles.



4.11 Incorporation.



     The Company shall and shall cause each of its Restricted

Subsidiaries to do all things necessary to remain duly incorporated,

validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation, except as may otherwise be permitted under Section 4.4 or 4.5.



4.12 Compliance with Laws.



     The Company shall and shall cause each of its Restricted

Subsidiaries to comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject and the failure to comply with which would materially and adversely affect the Properties, business, franchises, prospects, or financial condition of the Company and its Restricted Subsidiaries,

taken as a whole, the rates to be charged by the Company or any

Utility Subsidiary or the valuation of the Company's or such Utility

Subsidiary's Properties for rate-making purposes, or the ability of the Company to perform this Agreement or the Notes.



4.13 Payment of Expenses; Indemnification, Etc.

     Whether or not the Notes are sold, the Company shall:

          (1)  pay the reasonable fees and disbursements of your

     special counsel, Whitman & Ransom, unless your failure to

     purchase the Notes constitutes a breach of this Agreement;



          (2)  pay, and hold you and any other holder of outstanding

     Notes harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save you and any other holder of outstanding Notes harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes;



          (3)  pay all costs related to modifications or consents

     initiated by or requested by the Company relating to this

     Agreement; and



          (4)  pay all expenses, costs, outlays and reasonable

     attorneys' fees (including the allocated costs and expenses of your in-house counsel) of any kind and character relating to

     (i) the exchange of Notes or amendments, waivers or consents pursuant to, or the enforcement and protection of your rights under, the provisions of this Agreement or the Notes, or (ii) the enforcement of any provisions of, or the collection of amounts due you under, the Notes or this Agreement, or (iii) the

     preparation for, negotiations regarding, consultations concerning or the defense of legal proceedings involving any claim or claims made or threatened against you arising out of this Agreement or the Notes; provided, however, that the Company shall not be required to reimburse you for any such expenses, costs, outlays or fees incurred in connection with any action or proceeding to enforce any of the provisions of this Agreement or the Notes which a court of competent jurisdiction determines has not been undertaken by you in good faith.

     The Company's obligations under this Section 4.13 shall survive the termination of this Agreement and the payment of the Notes.



4.14 Taxes.



     The Company shall and shall cause each Restricted Subsidiary to pay when due all taxes, assessments and governmental charges and levies upon the Company or its Restricted Subsidiaries or the

Company's or its Restricted Subsidiaries' income, profits or

Properties, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.



4.15 ERISA.



     The Company shall and shall cause each of its Common Control

Entities to comply in all material respects with ERISA, the Code and all other applicable laws and regulations and:



     (1)  deliver a copy to you and any other holder of outstanding

          Notes within 30 days of the receipt by, or the requisite

          filing or notification date for, the Company or any Common

          Control Entity, of a:



               (i)  notice of a reportable event for a Plan to the PBGC;



               (ii)  notice of an intent to terminate a Plan to the PBGC;



              (iii)  notice from the PBGC relating to the failure of

     the Company or any Common Control Entity to timely pay premiums to the PBGC, its intent to terminate any Plan, the appointment of a trustee to a Plan or the imposition of employer liability on the Company or any Common Control Entity;



                (iv) notice and demand for payment of withdrawal liability by the Company or any Common Control Entity from a multi-employer plan;



               (v)  notice of any claim made against the Company or any

     Common Control Entity for unpaid contributions with respect to a

     Plan;



               (vi)  notice by the Department of Labor of any penalty,

     audit, investigation or any purported violation of ERISA with respect to a Plan;

                (vii)     notice by the Internal Revenue Service or the

     Treasury Department of any income tax delinquency, excise tax,

     penalty, audit or investigation with respect to a Plan; or



                (viii)    any complaint filed in court, judgment, award or

     settlement agreement with respect to a Plan that may result in a liability to the Company or any Common Control Entity or may result in a material adverse effect on the operations, properties or condition (financial or otherwise) of the Company or any

     Common Control Entity.



4.16 Sale and Leaseback of Property.



     Neither the Company nor any Restricted Subsidiary will enter into any sale and leaseback transaction involving Property of the Company or a Restricted Subsidiary unless:



     (a)    the term of the lease, including any renewals thereof,

     does not exceed five years;



     (b)  the Company offers to apply the net proceeds of such sale to reduce outstanding Consolidated Funded Debt at par on a pro rata basis or to purchase, construct or improve other Property of at least equivalent value to such net proceeds;



     (c)  immediately prior to such transaction, the Property could have been subjected to a Lien to secure Debt in a principal amount equal to the proceeds of such sale without violation of the restrictions contained in Section 4.2 of this Agreement;



     (d)  any such transaction relating to Property acquired or constructed after the date of this Agreement occurs within 18 months of the date of acquisition or completion of construction;



     (e)  such transaction represents a sale by a Restricted

     Subsidiary to the Company or any other Restricted Subsidiary or by the Company to a Restricted Subsidiary; or



     (f)  the net proceeds of such sale are treated as Funded Debt and would be permitted under the restrictions contained in Section

     4.1 of this Agreement.

4.17 First Mortgage Bonds.



     The Company will not issue any additional First Mortgate Bonds,

unless the Notes are equally and ratably secured by the Mortgage.



4.18 DPUC Approval.



     The Company agrees to comply in all material respects with all orders of the DPUC set forth in the December 19, 1990 Decision of the

DPUC (Docket No. 90-12-02) approving the issuance and sale of the

Notes.



SECTION 5.     DEFAULT



5.1  Nature of Default.



     An "Event of Default" shall exist if any of the following occurs and is continuing:



          (a)  Principal, Premium or Interest Payments - failure to
               ---------------------------------------
     pay principal on any Note on or before the date such principal payment is due, or failure to pay any premium or interest on any

     Note on or before the date the payment is due and payable and continuance of such failure to pay any premium or interest on any

     Note for ten Business Days, provided that any payment made after its due date shall also include interest on the overdue amount

     (to the extent permitted by applicable law) at the rate of 10.55%

     per annum;



          (b)  Breach of Company Business Covenants - failure to
               ------------------------------------
     comply with any covenant contained in Sections 3 or 4.1 through

     4.6, 4.8, 4.11, 4.12, and 4.14 through 4.16, which failure continues for more than 30 days after it first becomes known to any officer of the Company;



          (c)  Other Breaches - failure to comply with any other
               --------------
     provision of this Agreement, which continues for more than 45 days after notice has been given to the Company by any holder of the Notes;



          (d)  Default on Indebtedness or Other Security - any event
               -----------------------------------------
     shall occur (other than the mere passage of time) or any

     condition shall exist in respect of any Funded Debt or under any agreement securing or relating to Funded Debt, the effect of which event or condition is to cause (or permit one or more

     Persons to cause) more than $5,000,000 in aggregate principal amount of Funded Debt or other Securities of the Company, THC or any Restricted Subsidiary to become due before its (or their)

     stated maturity or before its (or their) regularly scheduled dates of payment;

          (e)  Involuntary Bankruptcv Proceedings.  Etc. - a
               -----------------------------------------
     custodian, receiver, liquidator or trustee of the Company or any

     Restricted Subsidiary, or of any of the Property of either, is appointed or takes possession and such appointment or possession remains in effect for more than 90 days; or the Company or any

     Restricted Subsidiary generally fails to pay its debts as they become due; or the Company or any Restricted Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code against the Company or any Restricted Subsidiary; or any Property of either is

     sequestered by court order and the order remains in effect for more than 90 days; or a petition is filed against the Company or any Restricted Subsidiary under any bankruptcy, reorganization,

     arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within 90 days after filing;



          (f)  Voluntary Bankruptcy Proceeding, Etc. - the Company or
               ------------------------------------
     any Restricted Subsidiary files petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy,

     reorganization, arrangement, insolvency , readjustment of debt,

     dissolution or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver,

     trustee or liquidator of the Company, or any Restricted

     Subsidiary, or of all or any part of the Property of either; or

     makes an assignment for the benefit of its creditors; or admits in writing its general inability to pay its debts as they become due;


          (g)  Representations or Warranties - any of the
               ------------------------------
     representations, warranties, certifications or statements of the

     Company made herein or in any certificate, financial statement or other notice delivered pursuant hereto shall prove to be untrue or misleading as of the Closing Date in any material respect; or



          (h)  Judgments - the Company or a Restricted Subsidiary
               ---------
     suffers one or more outstanding 'final judgments against it aggregating more than $5,000,000 not covered by insurance and such judgment or judgments shall continue unsatisfied and not appealed, stayed, bonded, vacated or suspended by agreement with the beneficiary thereof, for a period of 90 days.



5.2  Default Remedies.



          (a)  Acceleration - If an Event of Default described in
               ------------
     Section 5.1.(a) exists, any holder of Notes may, at its option,

     exercise any right, power or remedy permitted by law, including the right, by notice to the Company, to declare the Notes held by such holder to be immediately due and payable.  If any other

     Event of Default exists, the holder or holders of at least 35% in outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Restricted Subsidiaries and Affiliates)

     may, at its or their option, exercise any right, power or remedy permitted by law, including the right, by notice to the Company,

     to declare all the outstanding Notes to be immediately due and payable.  Upon each declaration, the principal of the Notes declared due shall become immediately due and payable, together with all accrued interest and together with, to the extent permitted by applicable law, the Make Whole Premium Amount, and the Company will immediately make payment, without any

     presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.  No course of dealing or delay or failure to exercise any right on the part of any holder of the

     Notes shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers or remedies.  Upon an

     Event of Default, the Company will pay or reimburse the holders of the Notes for all costs and expenses (including reasonable attorneys, fees) incurred by them in collecting any sums due on the Notes or in otherwise enforcing any of their rights.



          (b)  Annulment of Acceleration - In the event of each
               -------------------------
     declaration pursuant to Section 5.2(a), other than a declaration of acceleration pursuant to an Event of Default described in

     Section 5.1.(a), the holder or holders of at least 66-2/3% of the outstanding principal amount of the Notes (exclusive of Notes owned by the Company, Restricted Subsidiaries and Affiliates) may

     annul such declaration and its consequences if no judgment or decree has been entered for the payment of any amount due

     pursuant to such declaration and if all sums payable under the

     Notes and under this Agreement (except any principal or interest on the Notes or the premium amount in Section 2.2(a) which has become payable solely by reason of such declaration) shall have been duly paid.



SECTION 6.     INTERPRETATION OF THIS AGREEMENT.



6.1  Terms Defined.



     As used in this Agreement (including Attachments) accounting terms shall be defined in accordance with generally accepted accounting principles, except the following terms, which have the respective meanings set forth below or in the Section indicated:



     Accrued Benefit - shall have the meaning assigned to that term in
     ----------------
Section 3(23) of ERISA.

     Accumulated Funding Deficiency - shall have the meaning assigned
     ------------------------------
to that term in Section 302(a)(2) of ERISA and Section 412(a) of the

Code.



     Affiliate - means a Person (other than a Restricted Subsidiary)
     ---------
which directly or indirectly controls, or is controlled by, or is under common control with, the Company.  The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.



     Agreement - means this Note Agreement dated as of January 24,
     ---------
1991 between the Company and you (including Attachments), as amended or modified from time to time.



     Business Day - means a day other than a Saturday, a Sunday, or in
     ------------
the case of any Note with respect to which the provisions of Section

7.1 hereof are applicable, a day on which the bank designated (by the holder of such Note) to receive (for such holder's account) payments on such Note is, or banks located in the State of Connecticut are,

required or authorized by law to be closed.



     Capital Lease - means any lease the obligation for rentals with
     -------------
respect to which is required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting

principles.



     Closing Date - Section 1.2
     ------------


     Code - means the Internal Revenue Code of 1986, as now in effect
     ----
or as hereafter amended.   All citations to sections of the Code are

to such sections as they may from time to time be amended or renumbered.



     Common Control Entity - means any corporation or other trade or
     ---------------------
business under common control with the Company as determined under

Sections 414(b) or (c) of the Code.



     Consolidated Funded Debt - at any date means the aggregate amount
     ------------------------
of Funded Debt of the Company and all Restricted Subsidiaries at such date, determined on a consolidated basis, but excluding indebtedness if owed or guaranteed by a Restricted Subsidiary to the Company or any other Restricted Subsidiary or by the Company to a Restricted

Subsidiary.

     Consolidated Net Income - means net earnings after income taxes

     -----------------------

of the Company and each Restricted Subsidiary (only for the period during which it is a Restricted Subsidiary), including any earnings of any Unrestricted Subsidiary actually remitted to the Company or any

Restricted Subsidiary, determined on a consolidated basis, excluding:



               (1)  any extraordinary items, including, without

          limitation, any gain arising from any write-up of assets and loss from any write-down of assets; and



               (2)  net earnings of any Person prior to becoming  a

          Restricted Subsidiary.




     Consolidated Net Worth - means the sum of the consolidated
     ----------------------
capital, surplus and retained earnings accounts of the Company and its

Restricted Subsidiaries as determined in accordance with the accounting requirements of the DPUC.



     Consolidated Total Capitalization - Consolidated Funded Debt and
     ---------------------------------
Consolidated means the sum of the  Net Worth.



     Consolidated Total Assets - at any date means the aggregate
     -------------------------
amount of assets of the Company and Restricted Subsidiaries,

determined on a consolidated basis in accordance with the accounting requirements of the DPUC.



     Current Debt - with respect to any Person, means:
     ------------


               (A)   all liabilities for borrowed money, including,

                    without limitation



                     (i) all obligations under Capital Leases, and



                    (ii) all liabilities secured by any Lien

                    existing on Property owned by that Person (whether

                    or not those liabilities have been assumed)

                    which, in either case, are payable on demand or

                    within one year from their creation, or are

                    (without duplication) liabilities constituting

                    principal payments due within one year from the

                    date of determination on indebtedness for borrowed

                    money expressed to mature more than one year from

                    the date of its creation, except any liabilities which are renewable or extendible at the option of are renewable or extendible at the option of the

                    debtor to a date more than one year from the date

                    of creation thereof; and



               (B)  the aggregate amount of Guaranties by such Person

          of all such liabilities of other Persons.



     Debt - means as of the date of any determination thereof the
     ----
aggregate of Current Debt plus Funded Debt.



     Designated Real Property - means that property, consisting of
     ------------------------
approximately 2,900 acres of unimproved real property, designated in

Attachment G hereto and determined by the Company not to be needed for utility operations.



     Distribution - means:
     ------------


               (1)  dividends or other distributions in respect of

          capital stock of the Company (except distributions in such stock); and



               (2)  the redemption or acquisition of such stock or of

          warrants, rights or other options to purchase such stock

          (except (a) when solely in exchange for such stock, (b)

          mandatory sinking fund redemptions of the preferred stock of the Company, and (c) optional "double-up" redemptions of

          Series A Preferred Stock described in paragraph numbered

          24(d) of the certificate amending the Company's certificate of incorporation filed with the Secretary of the State of

          the State of Connecticut on December 14, 1970);



          in the case of (1) or (2) above valued at the fair market

          value of the Property being dividend, distributed, or

          otherwise transferred as a Distribution.



     DPUC - shall mean the Connecticut Department of Public Utility
     ----
Control.



     Employee Pension Benefit Plan - shall have the meaning assigned
     -----------------------------
to that term in Section 3(2) of ERISA.



     Employer Liability - means the liability computed under Sections
     ------------------
4062, 4063 and 4064 of ERISA.



     ERISA - means the Employee Retirement Income Security Act of
     -----
1974, as now in effect or as hereafter amended.  All citations to sections of ERISA are to such sections as they may from time to time be amended or renumbered.

                                  -21

     Event of Default - Section 5.1.
     ----------------


     First Mortgage Bonds - shall mean bonds issuable pursuant to and
     --------------------
secured by the Mortgage,



     Funded Debt - with respect to any Person, means without
     -----------
duplication:



          (1)    its liabilities for borrowed money, other than

          Current Debt; and



          (2)   any Capital Lease obligation, other than Current Debt.



     Guaranty - with respect to any Person, means all guaranties of,
     --------
and all other obligations which in effect guaranty, any Funded Debt of any other Person (the "primary obligor") in any manner (except those which, in effect, guarantee any indebtedness or the obligation of the

Company or any Restricted Subsidiary), including obligations incurred through an agreement, contingent or otherwise, by such Person:



               (1)  to purchase such Funded Debt or any Property

          constituting security therefor;



               (2)  to advance or supply funds for the purchase or

          payment of such Funded Debt; or



               (3)  to lease Property, or to purchase Securities or

          other Property or services, primarily for the purpose of

          assuring the owner of such Funded Debt of the ability of the primary obligor to make payment of the Funded Debt;



          but excluding endorsements in the ordinary course of

          business of negotiable instruments for deposit or

          collection.



     The amount of any Guaranty shall be deemed to be the outstanding principal amount of such Funded Debt.



     Lien - means any interest in Property securing an obligation owed
     ----
to, or a claim by, a Person other than the owner of the Property,

whether the interest is based on common law, statute or contract

(including the security interest lien arising from a mortgage,

encumbrance, pledge, conditional sale or trust receipt or a lease,

consignment or bailment for security purposes).  The term "Lien" shall not include minor reservations, exceptions, encroachments, easements,

rights-of-way, covenants, conditions, restrictions and other minor title exceptions affecting Property,
provided that they do not constitute security for a
--------
monetary obligation, and shall not include

negative pledge or other agreements restricting Liens.  For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting shall be deemed to be a Lien.



     Make Whole Premium Amount -
     -------------------------

     (a)  with respect to Notes or portions thereof being prepaid prior to February 1, 2001, means a premium equal to the excess, if any, of the Present Value of the Outstanding Dollar Years of the

amount being so prepaid over such amount as of the date of prepayment.

The Make Whole Premium Amount shall in no event be less than zero.



     (b)  with respect to Notes or portions thereof being prepaid on or after February 1, 2001, means the product of (i) the principal amount then to be prepaid times (ii) the applicable percentage set out below:


      If Prepaid During the
   12-month Period Beginning      Applicable Percentage
   -------------------------      ---------------------

          February 1, 2001              4.775  %

          February 1, 2002              4.2975 %

          February 1, 2003              3.82   %

          February 1, 2004              3.3425 %

          February 1, 2005              2.865  %

          February 1, 2006              2.3875 %

          February 1, 2007              1.91   %

          February 1, 2008              1.4325 %

          February 1, 2009              0.955  %

          February 1, 2010              0.4775 %

          Thereafter                    0      %



Anything in the foregoing to the contrary notwithstanding, the Company shall not be permitted to prepay the Notes except as provided in

Section 2.2.



     Mortgage - shall mean the First Mortgage, dated June 1, 1924,
     --------
between the Company and CityTrust (as successor to The Bridgeport

Trust Company), as Trustee, as supplemented and amended from time to time.



     Notes - Section 1.1.
     -----


     PBGC - shall mean the Pension Benefit Guaranty Corp.
     ----

     Plan - means any "employee benefit plan," (as that term is
     ----
defined in Section 3(3) of ERISA) as well as any other written or formal plan, arrangement or contract involving direct or indirect compensation, under which the Company or any Subsidiary has any present or future obligations or liability on behalf of its employees or former employees or their dependents or beneficiaries, including but not limited to, each retirement, pension, profit-sharing, thrift,

savings, target benefit, employee stock ownership, cash or deferred,

multiple employer, multi-employer or other similar plan or program,

each other deferred or incentive compensation, bonus, stock option,

employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, surgical, hospital, drug rehabilitation, dental or visual care, psychiatric counselling, or vacation, sick, disability or severance pay and each other "fringe benefit" plan or arrangement.



     Person - means an individual, partnership, corporation, trust or
     ------
unincorporated organization, and a government or a governmental agency or political subdivision.



     Present Value of the Outstanding Dollar Years - at any time with
     ---------------------------------------------
respect to Notes or portions thereof being prepaid prior to maturity means, the amount calculated by discounting all remaining scheduled payments of principal and interest thereon from the scheduled due date to the date of prepayment, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis)

equal to the sum of (i) the Treasury Constant Yield with respect to such remaining scheduled payments of principal, plus (ii) 50 basis points.



     Property - means any interest in any kind of property or asset,
     --------
whether real, personal or mixed, or tangible or intangible.



     Reportable Event - means any of the events enumerated in Section
     ----------------
4043(b) of ERISA or the regulations issued thereunder except such events for which the 30-day notice has been waived under PBGC

Regulation 2615.



     Restricted Investments - means all Property, including all
     ----------------------
investments in any Person whether by acquisition of stock,

indebtedness, other obligation or Security, or by loan, advance,

capital contribution, or otherwise, except:



          (1)  investments in the Company or one or more Restricted

          Subsidiaries or any Person who immediately after such

          investment becomes a Restricted Subsidiary;



          (2)  direct obligations of the United States of America, or any of its agencies or obligations fully guaranteed by the

          United States of America, provided that such obligations
                                    --------
          mature within one year from the date acquired;

          (3)  certificates of deposit or repurchase agreements

          maturing within one year from the date acquired and issued by banks or trust companies organized under the laws of the

          United States or any of its states having combined capital and surplus greater than $250 million;



          (4)  commercial paper and taxable or tax-exempt instruments having either of the two highest ratings by Moody's

          Investors Service, Inc. or Standard & Poor's Corporation and

          maturing within one year from the date acquired;



          (5)  instruments maturing after one year from the date

          acquired and having either of the two highest ratings by

          Moody's Investors Service, Inc. or Standard & Poor's

          Corporation, provided such instruments have either a "put"

          or rate reset feature recurring not less often then

          annually;



          (6)  investments in the debt obligations of or loans to any

          Affiliate company;



          (7)  acquisition or ownership of stock or Securities

          received in settlement of Debt or other obligations owing to the Company or any Restricted Subsidiary;



          (8)  Property to be used by the Company or its Restricted

          Subsidiaries in the ordinary course of business; and



          (9)  current assets arising from the sale of goods and

          services by the Company or its Restricted Subsidiaries in

          the ordinary course of business.



     The amount of any Restricted Investment shall be valued at its net book value.


     Restricted Subsidiary - means any Subsidiary,
     ---------------------

          (i) organized under the laws of the United States,  Puerto

     Rico, or Canada, or a jurisdiction thereof;


          (ii) which conducts substantially all of its business and

     has substantially all of its Property within the United States and Canada;


          (iii)     a majority of each class of common stock of which

     is legally and beneficially owned by the Company and its

     Restricted Subsidiaries; and

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

          (iv) designated as a Restricted Subsidiary on Attachment H hereto.


     A Subsidiary may be subsequently designated as a Restricted

Subsidiary by the Company if no Event of Default would occur as a result of such designation.  A Restricted Subsidiary may subsequently be designated by the Company as an Unrestricted Subsidiary if (a) no

Event of Default would occur as a result of such designation, and (b)

at least $1.00 of additional Funded Debt could be incurred by the

Company and its remaining Restricted Subsidiaries immediately thereafter pursuant to Section 4.1.


     Security - shall have the same meaning as in Section 2(l) of the
     --------
Securities Act of 1933, as amended.


     Subsidiary - means a corporation in which the Company owns,
     ----------
directly or indirectly 50% or more of the voting Stock which enables it ordinarily, in the absence of contingencies, to elect a majority of the corporate directors (or Persons performing similar functions).


     THC - means The Hydraulic Company.
     ---


     Treasury Constant Yield - means the yield to maturity implied by
     -----------------------
the Treasury Constant Maturity Series yields reported (for the latest day for which such yields shall have been so reported as to the

Business Day next preceding the date of payment with respect to any

Notes or portions thereof being paid prior to maturity) in Federal

Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded United States Treasury securities having a constant maturity equal to the remaining weighted average life to final maturity (calculated in accordance with accepted financial practice) of the Notes or portions thereof being prepaid as of such date.  Such implied yield shall be determined (i) by calculating the remaining average life to final maturity of the Notes or portions thereof being prepaid rounded to the nearest one-twelfth year and (ii) if necessary, by interpolating linearly between Treasury

Constant Maturity Series yields.


     Unrestricted Subsidiary - means any Subsidiary which is not at
     -----------------------
the time a Restricted Subsidiary.


     Utility Subsidiary - means any Restricted Subsidiary that is a
     ------------------
utility company, the rates of which are regulated by state or federal regulatory agencies.


     Voting Stock - means Securities, the holders of which are
     ------------
ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or persons performing similar functions)

irrespective of whether or not, at the time, stock of any other

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

class or classes shall have or might have special voting powers or rights by reason of the happening of any contingency.


     Withdrawal Liability - means the liability described in Section
     --------------------
4201 of ERISA.


6.2  Accounting Principles.


     The character or amount of any asset or liability or item of income or expense required to be determined under this Agreement and each consolidated or other accounting computation required to be made under this Agreement shall be determined or made in accordance with generally accepted accounting principles at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.


6.3  Directly or Indirectly.


     Where any provision in this Agreement refers to any action which any Person is prohibited from taking, the provision shall be applicable whether the action is taken directly or indirectly by such

Person, including actions taken by, or on behalf of, any partnership in which such Person is general partner, and all liabilities of such partnerships shall be considered liabilities of such Person under this

Agreement.


6.4  Governing Law.


     This Agreement and the Notes shall be governed by and construed in accordance with the local law of the State of Connecticut.


6.5  Rank.


     The Notes shall rank pari passu with any and all of the Company's
                          ---- -----
unsecured obligations to any financial institutions outstanding as of the Closing Date that are not specifically made subordinate to the Notes.


6.6  Section Headings and Table of Contents.


     The title of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.


SECTION 7.     PURCHASER'S SPECIAL RIGHTS


7.1  Direct Payment.


     The Company agrees that, notwithstanding any provision in this

Agreement or the Notes to the contrary, it will pay all sums

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

becoming due to any institutional holder of Notes in the manner provided in Attachment A or in any other commercially reasonable manner consistent with the terms of this Agreement as such holder may designate to the

Company in writing (without presentment of or notation on the Notes).

Any holder of Notes which elects the benefit of this Section agrees that in the event of a transfer of its Notes (a) a notation will be made thereon prior to such transfer of all principal, if any, paid on its Notes, and the date to which interest has been paid, and (b)

notice will be given to the Company of the name and address of the transferee of the transferred Notes.


7.2  Issue Taxes.


     The Company will pay all taxes, if any, in connection with the issuance and sale of the Notes and in connection with any modification of the Notes and will save you harmless against any and all liabilities relating to such taxes.


7.3  Note Register.


     The Company will cause to be kept a register for the registration and transfer of Notes.  The names and addresses of the holders of

Notes, and all transfers of and the names and addresses of the

transferees of Notes, will be registered in the register.   The Person

in whose name any Registered Note is registered shall be deemed and treated as the owner and holder thereof for all purposes of this

Agreement, and the Company shall not be affected by any notice or knowledge to the contrary.


7.4  Exchange of Notes.


     Upon surrender of any Note to the Company, the Company, upon request, will execute and deliver at its expense (except as provided below) new Notes, in denominations of at least $50,000 (except as may be necessary to reflect any principal amount not evenly divisible by

$50,000), in an aggregate principal amount equal to the outstanding principal amount of the surrendered Note.  Each new Note shall be payable to any holder as the surrendering holder may request and shall be a Registered Note.  Each new Note shall be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any transfer.


7.5  Replacement of Notes.


     Upon receipt by  the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and

          (a)  in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of the

     Note is an institutional holder, its own agreement of indemnity shall be deemed to be satisfactory), or




          (b) in the case of mutilation, upon surrender and

     cancellation of the Note,


the Company at its expense will execute and deliver a new Note, dated and bearing interest from the date to which interest has been paid on the lost, stolen, destroyed or mutilated Note or dated the date of the lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.


SECTION 8.     MISCELLANEOUS


8.1  Notices.


     (a)  All notices and other communications under this Agreement or under the Notes will be in writing and will be mailed by first class mail, postage prepaid:


     (1)  if to you, in the manner provided in Attachment A or in any other manner as you may have most recently advised the Company in writing, or


     (2)  if to the Company, at its address shown at the beginning of this Agreement, or at any other address as it may have most recently furnished in writing to you and to all other holders of the Notes.


     (b)   Any notice so addressed and mailed by registered or

certified mail shall be deemed to be given when so mailed.  Any notice so addressed and otherwise sent or delivered shall be deemed to be given when actually received by the addressee.


8.2  Reproduction of Documents.


     This Agreement and all related documents, including (a) consents,

waivers and modifications which may subsequently be executed, (b)

documents received by you at the closing of your purchase of the Notes

(except the Notes themselves), and (c) financial statements,

certificates and other information previously or subsequently furnished to you, may be reproduced by you by any photographic,

photostatic, microfilm, micro-card, miniature photographic or other similar process.

The Company agrees and stipulates that any such

reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.


8.3  Purchase for Investment; ERISA.



     (a)  You represent to the Company that you are purchasing the

Notes for your own account for investment and with no present intention of distributing or reselling any of the Notes, but without prejudice to your right at all times to sell or otherwise dispose of all or part of the Notes under an effective registration statement under the Securities Act of 1933 and any applicable securities laws of the several states, as amended, or under a registration exemption available under the Act or those laws, provided however, that nothing contained herein shall be construed as creating an obligation upon the

Company to register any of the Notes under the Act or such laws.


     (b)  You further represent that either: (1) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you; or (2) no part of the funds to be used by you to purchase the Notes constitutes assets allocated to any separate account maintained by you such that the application of such funds constitutes a prohibited transaction under Section 406 of

ERISA.


8.4  Successors and Assigns.


     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation the holder of any Note, except that your obligation to purchase the Notes (as provided in Section 1.2) shall be a right which is personal to the Company and such right shall not be transferable or assignable by the Company to any other Person (including successors at law) whether voluntarily or involuntarily.  The provisions of this

Agreement are intended to be for the benefit of all holders, from time to time, of the Notes, and shall be enforceable by any holder, whether or not an express assignment of rights under this Agreement has been made by you or your successor or assign.


8.5  Amendment and Waiver; Acquisition of Notes.


     (a)  Amendment and Waiver.  This Agreement may be amended, and
          --------------------
the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Company and the holders of at least 66 2/3% of the outstanding principal amount of the Notes

(exclusive of Notes then owned by the Company, Restricted Subsidiaries and Affiliates), provided that no amendment or waiver of any of the provisions of Sections 1, 7 and Attachments C and D shall be effective as to any holder of the Notes unless consented to by such holder in writing, and provided further, that no amendment or waiver shall,

without the written consent of the holders of all the outstanding

Notes, (1) subject to Section 5.2(b), change the amount or time of any prepayment, payment of principal or premium or the rate or time of payment of interest, (2) amend Section 5, or (3) amend this Section

8.5(a).  Executed or complete and correct copies of any amendment or waiver effected pursuant to the provisions of this Section 8.5(a)

shall be delivered by the Company to each holder of outstanding Notes promptly following the date on which the same shall become effective.


     (b)  Acquisition of Notes.  Neither the Company nor any
          --------------------
Restricted Subsidiary nor any Affiliate will, directly or indirectly,

acquire or make any offer to acquire any Notes unless the Company or such Restricted Subsidiary or Affiliate shall contemporaneously offer to acquire Notes, pro rata, from all holders of the Notes and upon the same terms.


8.6  Duplicate Originals.


     Two or more duplicate originals of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.


8.7  Payments Due on Holidays.



     If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due, without the payment of any additional interest or penalty.


     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart of this Agreement and return a counterpart to the Company, whereupon this Agreement will become binding between us in accordance with its terms.


                              Very truly yours,


                              BRIDGEPORT HYDRAULIC COMPANY




                              By  /s/WILLIAM EMSWILER
                                --------------------------------------

                                 Title: Senior Vice President

Accepted:

FIRST COLONY LIFE INSURANCE COMPANY




By    /S/J. ALDEN BUTLER
  ------------------------------
        J. Alden Butler,
     Senior Vice President

                                                                ATTACHMENT A


                              Principal
                               Amount             Manner of
        Institution            of Note             Payment
        -----------            -------             -------


 First Colony Life          $20,000,000  By bank wire transfer of
 Insurance Company                       Federal or other
 700 Main Street                         immediately available funds
 Lynchburg, VA  24504                    (identifying each payment
 Attn:  Mr. J. Alden                     as "Bridgeport Hydraulic
 Butler                                  Company 9.55% Notes due
 (Federal Tax I.D.                       February 1, 2021, principal
 No.:#540596414                          or interest") to:
                                         Crestar/Richmond ABA
                                          #05-10-0002-0 for credit
                                         to First Colony Life
                                         Insurance Company Acct.
                                         #10765400  Attn:  Barbara
                                         Crossman

                                                          ATTACHMENT B


     THIS NOTE HAS BEEN ISSUED IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND APPLICABLE STATE LAWS AND MAY NOT BE TRANSFERRED UNLESS SUCH TRANSFER IS REGISTERED UNDER SUCH ACT AND SUCH STATE LAWS, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE UNDER THE ACT AND SUCH STATE LAWS.



                     BRIDGEPORT HYDRAULIC COMPANY

                9.55% Senior Note due February 1, 2021

 No.                 Greenwich, Connecticut
     ---------------

$                                                     January 24, 1991
 --------------

     Bridgeport Hydraulic Company, a Connecticut corporation (the "Company"), for value received, hereby promises to pay _________________ or registered assigns the principal sum of
________________ Dollars ($______________) on February 1, 2021 and to
pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance hereof from the date of this Note at the rate of 9.55% per annum, semi-annually on the lst day of February and the lst day of August each year, commencing on August 1, 1991, until the principal amount hereof shall become due and payable; and to pay on demand interest on any overdue principal (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted by applicable law) on any overdue payment of interest, at the rate of 10.55% per annum; and to pay any Make Whole Premium Amount required as specified in the Agreement (as defined below).

     Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the registered holder hereof at the address shown in the register maintained by the Company for such purpose, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing in accordance with the terms of the Agreement.

     This Note is one of an issue of Notes of the Company issued in an aggregate principal amount limited to $20,000,000 pursuant to the Company's Note Agreement with First Colony Life Insurance Company, dated as of January 24, 1991 (the "Agreement") , and is entitled to the benefits thereof and is subject to the resale restrictions contained therein. As provided in such Agreement, this Note is subject to prepayment at certain times and in certain circumstances, in whole or in part, with or without a premium, all as specified in said Agreement. The Company agrees to make required payments on account of said Notes in accordance with the provisions of said Agreement.

     The Notes are issuable as registered Notes and are transferable only by surrender thereof at the principal office of the Company in Bridgeport, Connecticut, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or his attorney duly authorized in writing.

     Under certain circumstances, as specified in said Agreement, the principal of this Note may be declared due and payable in the manner and with the effect provided in said Agreement.

THE MAKER ACKNOWLEDGES THAT THE DEBT EVIDENCED BY THIS NOTE ARISES OUT OF A COMMERCIAL TRANSACTION AND WAIVES THE RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER MAY DESIRE TO USE AND SPECIFICALLY AUTHORIZES THE ATTORNEY FOR THE HOLDER HEREOF TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT A COURT ORDER.

     This Note and said Agreement are governed by and construed in accordance with the local law of the State of Connecticut.

                              BRIDGEPORT HYDRAULIC COMPANY




(Corporate Seal)                   By
                                     --------------------------------

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